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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 23, 1999, with respect to the financial statements of C.D. Smith Healthcare, Inc. and Subsidiaries included in Amendment No. 1 to the Registration Statement (Form S-4, No.333-79591) and related Prospectus of AmeriSource Health Corporation for the registration of 2,690,000 shares of its common stock.


                                                Ernst & Young, LLP


Kansas City, Missouri
June 7, 1999